September 7, 1995


Ultra Pac, Inc.
21925 Industrial Boulevard
Rogers, Minnesota  55374
Attention:  Brad Yopp, Chief Financial Officer

         Ultra Pac, Inc. (the "Borrower") entered into a Revolving Credit and Term Loan Agreement with Norwest Bank Minnesota, National Association (the "Bank") dated June 13, 1994 and amended on June 30, 1995 (the "Agreement") which requires compliance with the following covenant under Section 6.12(b):

              The Borrower agreed to achieve a minimum net income after taxes of $750,000 year to date as of fiscal quarter ended July 31, 1995.

         The Borrower is presently in default of the Agreement based upon net income after taxes through July 31, 1995 (the "Current Default").

         The Bank hereby waives the Current Default with respect to the fiscal quarter ending July 31, 1995. This waiver does not constitute a waiver of any future violation of such covenant or of any other violation that may occur, nor shall the Bank be obligated to grant any waivers in the future.

         The waiver is valid only with regard to the Current Default. Waiver periods may only be extended in writing. Bank expressly reserves the right to exercise any contractual and/or legal remedies available to it upon occurrence of future defaults, without granting similar waivers.

NORWEST BANK MINNESOTA
  NATIONAL ASSOCIATION

By: Laura Schmadt Oberst
Its: Vice President

Accepted and Agreed to by:

ULTRA PAC, INC.

By: /s/ Bud Yopp
Its: CFO


The undersigned Participant consents to the above Waiver.

Dated: ___________________________    WEST ONE BANK

                                      By: ___________________________
                                      Its:___________________________